Conformed Copy
                                                                     Exhibit 5.1

                               Shearman & Sterling
                              599 Lexington Avenue
                             New York, NY 10022-6069


                                   May 5, 1999


CareInsite, Inc.
669 River Drive, River Drive Center II
Elmwood Park, New Jersey  07407

Ladies and Gentlemen:

                  We have acted as counsel to CareInsite, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-1 of the Company, filed with the Securities and Exchange Commission on March 26, 1999 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of the initial public offering by the Company of the aggregate number of shares of the Company's Common Stock, par value $.01 per share (the "Registered Shares") to be registered pursuant to the Registration Statement.

                  We have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of such other documents and corporate records as we have deemed necessary as a basis for the opinion set forth herein, including the form of Amended and Restated Certificate of Incorporation of the Company which, among other things, increases the number of authorized shares of the Company's Common Stock, par value $ .01 per share (the "Amended Charter"). We have relied as to factual matters on certificates or other documents furnished by the Company or its officers and by governmental authorities and upon such other documents and data that we have deemed appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of all persons executing such documents, the conformity to original documents of all documents submitted to us as copies and the truth and correctness of any representations and warranties contained therein.

                  The opinion expressed below is limited to the General Corporation Law of Delaware. We express no opinion herein concerning any other law.




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                                        2

                  Based on such examination and review and subject to the foregoing, we are of the opinion that, assuming the Amended Charter is filed with the Secretary of State of Delaware prior to consummation of the offering contemplated by the Registration Statement and has become effective, and assuming the Registered Shares will have been duly authorized by the Company, the Registered Shares, when issued and paid for in the manner and at the price set forth in the Prospectus, will be validly issued, fully paid and non-assessable.

                  We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.


                                               Very truly yours,

                                               /s/  Shearman & Sterling